                                    EXHIBIT 1


Schedule 13G
Amendment No. 19
Abbott Laboratories
Common shares without par value
CUSIP Number 002824 10 0

Messrs. Coughlan and Freyman and Ms. Walvoord are Co-trustees of the Abbott Laboratories Stock Retirement Trust, committee members of a committee established under the Abbott Laboratories Stock Retirement Trust (Puerto
Rico), Trustees of the Abbott Laboratories Employee Benefit Trust, and members of the Abbott Stock Committee for the Abbott Laboratories Ashland Union 401(k) Trust. As such, each of them has shared voting power over the 57,830,509 shares held by those trusts. This total is comprised of the following components:

         Number of Shares                 Name of Trust
         ----------------                 --------------

          57,538,236           Abbott Laboratories Stock Retirement Trust

             258,986           Abbott Laboratories Stock Retirement Trust
                               (Puerto Rico)

              26,000           Abbott Laboratories Employee Benefit Trust

               7,287           Abbott Laboratories Ashland Union 401(k) Trust





                                Page 8 of 11 Pages

                       Disclaimer of Beneficial Ownership
                                under Rule 13d-4
                       ----------------------------------


The filing of Schedule 13G Amendment 19 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule. Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which he would not otherwise be deemed to be beneficial owner.


                                               /s/  Gary P. Coughlan
                                              ------------------------------
                                                    Gary P. Coughlan


                                               Date:  February 10, 1998




                                Page 9 of 11 Pages

                       Disclaimer of Beneficial Ownership
                               under Rule 13d-4
                       ----------------------------------




The filing of Schedule 13G Amendment 19 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule. Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which he would not otherwise be deemed to be beneficial owner.


                                                /s/ Thomas C. Freyman
                                              ------------------------------
                                                    Thomas C. Freyman


                                               Date:  February 10, 1998


                                Page 10 of 11 Pages

                       Disclaimer of Beneficial Ownership
                                under Rule 13d-4
                       ----------------------------------



The filing of Schedule 13G Amendment 19 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule. Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which she would not otherwise be deemed to be beneficial owner.


                                                /s/ Ellen M. Walvoord
                                           ----------------------------------
                                                    Ellen M. Walvoord


                                               Date:  February 10, 1998



                                Page 11 of 11 Pages